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                                                                      EXHIBIT 16

September 30, 1999

Securities and Exchange Commission
450 Fifth Street Northwest
Washington, DC 20548





Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of Cafe Odyssey, Inc. (d/b/a PopMail.com, inc.) dated September 30, 1999.

Very truly yours,


Arthur Andersen LLP